EXHIBIT 23.1




    Exhibit 23.1 CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-56759) pertaining to the Hagler Bailly, Inc. Employee Incentive and Non-Qualified Stock Option and Restricted Stock Plan and to the incorporation by reference therein of our report dated March 12, 1999, with respect to the consolidated financial statements of Hagler Bailly, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                              /s/ Ernst & Young LLP

Vienna, VA
March 29, 1999